Exhibit 99(14)

CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions “Financial Statements” included in the Statement of Additional Information and Appendix A to the Prospectus/Information Statement of Natixis Funds Trust II on Form N-14, and to the incorporation by reference of our report, dated March 11, 2008, on the financial statements of Reich & Tang Concentrated Portfolio L.P. for the year ended December 31, 2007 included in the Prospectus/Information Statement of Natixis Funds Trust II on Form N-14.

New York, New York	/s/ SANVILLE & COMPANY
July 3, 2008